Exhibit 13.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2009 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 28, 2010

/s/ Juan José Suárez Coppel
Name:	Juan José Suárez Coppel
Title:	Director General/Chief Executive Officer

Date: June 28, 2010

/s/ Carlos Alberto Treviño Medina
Name:	Carlos Alberto Treviño Medina
Title:	Chief Financial Officer
DCF-346/2010

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